Exhibit 99.1

Contact:                        Brett D. Heffes
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES YEAR END RESULTS

Minneapolis, MN (February 25, 2014) – Winmark Corporation (Nasdaq: WINA) announced today net income for the year ended December 28, 2013 of $18,231,600 or $3.48 per share diluted, compared to net income of $12,937,900 or $2.47 per share diluted, in 2012.  The fourth quarter 2013 net income was $4,585,800 or $.87 per share diluted, compared to net income of $1,758,000 or $.34 per share diluted, for the same period last year.  Revenues for the year ended December 28, 2013 were $55,731,200, up from $51,943,100 in 2012.

Earnings growth in the fourth quarter was primarily attributable to the non-cash charges recorded during the fourth quarter of 2012 related to the Company’s long-term investments.  John L. Morgan, Chairman and Chief Executive Officer, commented, “During 2013, we passed an important milestone by opening our 1,000th franchised store location and we ended the year with 112 awarded, but unopened stores.  Additionally, the profitability of our leasing business enjoyed solid growth as we continued to add new customers.”

Winmark Corporation creates, supports and finances business. At December 28, 2013, there were 1,005 franchises in operation under the brands Plato’s Closet®, Play It Again Sports®, Once Upon A Child®, Music Go Round® and Style Encore®. An additional 112 retail franchises have been awarded but are not open. In addition, at December 28, 2013, the Company had a lease portfolio equal to $37.5 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	December 28, 2013	December 29, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$10,642,600	$2,233,400
Marketable securities	736,500	85,900
Receivables, net	1,205,500	1,237,100
Net investment in leases - current	17,239,900	13,461,200
Income tax receivable	166,500	1,400,700
Inventories	96,700	71,200
Prepaid expenses	587,300	445,200
Total current assets	30,675,000	18,934,700

Net investment in leases – long-term	20,301,400	22,697,100
Property and equipment, net	1,382,200	1,229,500
Other assets	677,500	677,500
	$53,036,100	$43,538,800

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$—	$10,800,000
Accounts payable	2,441,400	2,203,700
Accrued liabilities	1,233,100	1,421,100
Discounted lease rentals	424,900	896,800
Deferred revenue	2,199,900	1,641,700
Deferred income taxes	4,208,200	3,549,900
Total current liabilities	10,507,500	20,513,200
Long-Term Liabilities:
Discounted lease rentals	277,400	177,900
Deferred revenue	1,180,700	953,000
Other liabilities	1,489,000	1,372,400
Deferred income taxes	1,436,800	2,594,300
Total long-term liabilities	4,383,900	5,097,600
Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 5,143,530 and 4,996,459 shares issued and outstanding	2,949,500	—
Accumulated other comprehensive loss	(4,100)	(4,000)
Retained earnings	35,199,300	17,932,000
Total shareholders’ equity	38,144,700	17,928,000
	$53,036,100	$43,538,800

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Quarter Ended		Fiscal Year Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
REVENUE:
Royalties	$9,407,100	$8,599,400	$36,344,100	$33,760,200
Leasing income	3,176,000	3,222,000	14,524,100	13,211,800
Merchandise sales	506,000	667,500	2,327,100	2,750,700
Franchise fees	315,100	325,000	1,459,300	1,291,000
Other	363,200	304,300	1,076,600	929,400
Total revenue	13,767,400	13,118,200	55,731,200	51,943,100

COST OF MERCHANDISE SOLD	471,000	639,300	2,205,700	2,621,500
LEASING EXPENSE	302,500	453,600	1,592,000	1,789,800
PROVISION FOR CREDIT LOSSES	23,000	22,000	(44,700)	(47,600)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,469,300	5,040,400	22,198,200	20,280,300
Income from operations	7,501,600	6,962,900	29,780,000	27,299,100
LOSS FROM EQUITY INVESTMENTS	—	(1,842,500)	—	(2,492,900)
IMPAIRMENT OF INVESTMENT IN NOTES	—	(663,700)	—	(1,324,400)
INTEREST EXPENSE	(33,400)	(90,000)	(213,500)	(392,300)
INTEREST AND OTHER INCOME	28,200	15,400	23,400	66,000
Income before income taxes	7,496,400	4,382,100	29,589,900	23,155,500
PROVISION FOR INCOME TAXES	(2,910,600)	(2,624,100)	(11,358,300)	(10,217,600)
NET INCOME	$4,585,800	$1,758,000	$18,231,600	$12,937,900
EARNINGS PER SHARE – BASIC	$.89	$.35	$3.60	$2.57
EARNINGS PER SHARE – DILUTED	$.87	$.34	$3.48	$2.47
WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	5,137,415	4,986,957	5,068,975	5,027,509
WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	5,297,878	5,179,504	5,241,121	5,237,671